Exhibit 99.1

Comstock Mining Schedules Lucerne Closing for October 15;

Non-Refundable Payments of Over $8.67 million Paid-To-Date

Virginia City, NV (September 23, 2019) Comstock Mining Inc. (“Comstock” or “Comstock Mining”) (NYSE American: LODE) announced today that Tonogold Resources, Inc. (“Tonogold”) has agreed to a closing date of October 15, 2019, on the sale of Lucerne and delivered non-refundable stock-based fees totaling $830 thousand that have been paid timely. Tonogold also recently paid $575 thousand in non-refundable cash deposits bringing total cash deposits to $3.925 million plus $3.50 million in non-refundable Convertible Preferred Stock (“CPS”), for a grand total of $7.425 million in cash and stock paid toward the purchase price. Comstock has also received additional stock fees of $1.25 million, bringing total non-refundable payments to $8.675 million. Comstock currently holds $4.75 million in CPS, convertible at the lowest of Tonogold’s (1) 20-day volume-weighted closing price prior to conversion, (2) most recent private placement or (3) public offering price.

So far in September, Tonogold has also paid approximately $450 thousand in reimbursements directly to Comstock Mining, in addition to over $350 thousand from the second quarter, primarily for permitting, development activities and interest expense reimbursements. Tonogold is current on all payment obligations and the non-refundable purchase price payments have reduced Comstock’s Debenture to under $6.1 million.

Under the agreement, Comstock will sell the membership interest in Comstock Mining LLC to Tonogold for $15 million plus the assumption of certain liabilities and a retained 1.5% NSR royalty on Lucerne. The amended purchase agreement allows Tonogold to close by October 15, 2019, with an additional cash payment at closing of at least $3.625 million. This results in total cash payments at closing of $7.55 million for a 50.3% ownership. The remaining cash purchase price of $3.95 million will be held as a secured obligation with monthly scheduled payments of at least $650 thousand, between January 2020, and June 2020. Once the final payment is made, Tonogold would then own 100% of Comstock Mining LLC, the owner of Lucerne assets and its mining permits.

Mr. Corrado De Gasperis, Executive Chairman and CEO, stated, “Tonogold has completed some extraordinary analysis of the northern District, innovatively correlating historical data with modern geological assessments, and creating a larger exploration opportunity while recently assembling an impressive list of resource investors that has enhanced their liquidity and capital base. We look forward to this closing and accelerating our growth.”

Effective September 16, 2019, the Company also entered into a ten-year, renewable Mineral Lease for its other Storey County mineral properties, granting Tonogold the right to explore, develop and mine these properties. This arrangement was part of the original agreement entered into in January 2019, but has been accelerated as Tonogold has committed to exploration expenditures of at least $5 million in the first, ten-year term, with the right to extend for a second, ten-year term if they commit to another $5 million and delivering a feasibility report. The lease requires quarterly lease payments with a 3% royalty that adjusts to 1.5% after the first year of mining.

The previous “earn-in” agreement with Tonogold, signed in October 2017, was terminated effective September 18, 2019, and the associated option payments of $2.2 million were recorded as income in the third quarter.

About Comstock Mining, Inc.
Comstock Mining Inc. is a Nevada-based, gold, and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and completed its first phase of production. The Company continues evaluating and acquiring properties inside and outside the district, expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development, and mining. The near-term goal of our business plan is to maximize intrinsic stockholder value realized, per share, by continuing to acquire mineralized and potentially mineralized properties, exploring, developing and validating qualified resources and reserves (proven and probable) that enable the commercial development of our operations through extended, long-lived mine plans that are economically feasible and socially responsible.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Comstock and Tonogold. Forward-looking statements are statements that are not historical facts. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements about matters such as: capital raising activities and negotiations; market conditions; future changes in exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; production of feasibility studies, technical reports or other findings related to estimated mineralization; operational and management restructuring activities; capital expenditures (by Comstock, Tonogold or other parties) and their impact; investments, acquisitions, joint ventures, strategic alliances, business combinations, asset sales; consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales, equity dilution, and other actions regarding debt or equity securities; including a redemption of the debenture, and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by the management of Comstock and Tonogold in light of their experience and their perception of historical and current trends, current conditions, possible future developments, and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments, and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors discussed in Item 1A, “Risk Factors” of the annual report on Form 10-K of Comstock. The occurrence of such events or circumstances could have a material adverse effect on the business, financial condition, results of operations or cash flows, or the market price of Comstock and Tonogold’s securities. All subsequent written and oral forward-looking statements by or attributable to Comstock, Tonogold or persons acting on their behalf are expressly qualified in their entirety by these factors. Neither Comstock nor Tonogold undertakes any obligation to update or revise any forward-looking statement publicly.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any other securities of Comstock or Tonogold.

Contact information:

Comstock Mining, Inc.
P.O. Box 1118
Virginia City, NV 89440
www.comstockmining.com

Corrado De Gasperis
Executive Chairman & CEO
Tel (775) 847-4755
degasperis@comstockmining.com

Zach Spencer
Director of External Relations
Tel (775) 847-5272 ext.151
questions@comstockmining.com